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                                                                   Exhibit 99(o)

                                                      ENTERED
                                                  APR 05 1999
                                               CLERK'S OFFICE
                                        U.S. BANKRUPTCY COURT
                                         DISTRICT OF MARYLAND
                                                    GREENBELT
                                             [STAMP OF COURT]

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Greenbelt Division)

In re:                               *

CRIIMI MAE INC., et al.,             *        Bankruptcy No. 98-2-3115-DK
                                                   (Chapter 11)
                  Debtors.           *        (Jointly Administered)

 *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *

                   SUPPLEMENTAL STIPULATION AND CONSENT ORDER
                  REGARDING MORTGAGE LOAN ORIGINATION AGREEMENT
                         WITH CITICORP REAL ESTATE, INC.

                  Upon the consent of CRIIMI MAE Inc. ("CMI"), Citicorp Real Estate, Inc., the Official Committee of Unsecured Creditors of CMI (the "Unsecured Committee") and the Official Committee of Equity Security Holders of CMI (the "Equity Committee") to the limited relief set forth herein, it is hereby stipulated and agreed as follows:

                  1. The second sentence of Paragraph 2 of the Stipulation and Consent Order Regarding Mortgage Loan Origination Agreement with Citicorp Real Estate, Inc. (the "Mortgage Loan Stipulation and Consent Order") is hereby amended to insert the Equity Committee in addition to the Unsecured Committee in said sentence. The second sentence of Paragraph 2


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of the Mortgage Loan Stipulation and Consent Order is accordingly amended to read as follows:

                  "CREI and CMI agree that (i) CREI may engage Secured Capital Corp. or such other entity mutually acceptable to CREI, CMI, the Unsecured Committee and the Equity Committee (the "Sales Agent") on commercially reasonable terms satisfactory to CREI to market and arrange a sale of the Loans on commercially reasonable terms and consistent with this Stipulation and Order, and (ii) the Sales Agent may sell the Loans to multiple purchasers, provided that all the Loans are sold."

                  2. The sixth sentence in Paragraph 3 of the Mortgage Loan Stipulation and Consent Order is hereby amended to insert the Equity Committee in addition to the Unsecured Committee in said sentence. The sixth sentence of Paragraph 3 of the Mortgage Loan Stipulation and Consent Order is accordingly amended to read as follows:

                  "Within ten (10) business days following the Effective Date, CMSLP shall provide servicing termination letters to an escrow agent mutually agreed upon by CREI and CMI, which escrow agent shall be directed to release such letters immediately to the borrowers under the Loans after receipt of written notice from CREI (copies of which notice shall be simultaneously provided to counsel for CMI, the Unsecured Committee and the Equity Committee by facsimile transmission) of the occurrence of the sale of the Loans."

                  3. Paragraph 8 of the Mortgage Loan Stipulation and Consent Order is hereby amended to insert the Equity Committee in addition to the Unsecured Committee in each place that the Unsecured Committee appears in that paragraph. The first paragraph of Paragraph 8 of the Mortgage Loan Stipulation and Consent Order is accordingly amended to read as follows:


                                       2

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                           "CREI shall consult with CMI, the Unsecured Committee
                  and the Equity Committee regarding general hedging strategies with respect to the Loans. CREI may, after prior notification to CMI, the Unsecured Committee and the Equity Committee, determine and implement interest rate hedging strategies for the Loans, and shall provide CMI, the Unsecured Committee and the Equity Committee with a record of hedging transactions promptly upon request."

                  4. Except as modified hereinabove, all other terms and provisions of the Mortgage Loan Stipulation and Consent Order shall remain in full force and effect as entered by the United States Bankruptcy Court for the District of Maryland.

CONSENTED AND AGREED TO:

/s/ RICHARD L. WASSERMAN                     /s/s JUDY G. Z. LIU
---------------------------                 -----------------------------------
Richard L. Wasserman, Esquire               Harvey R. Miller, Esquire
Venable, Baetjer and Howard, LLP            Judy G. Z. Liu, Esquire
1800 Mercantile Bank & Trust Bldg.          Weil, Gotshal & Manges LLP
2 Hopkins Plaza                             767 Fifth Avenue
Baltimore, Maryland 21201                   New York, New York 10153
(410) 244-7400                              (212) 310-8000

Co-Counsel for CRIIMI MAE Inc.              -and-

                                            Troy C. Swanson, Esquire
                                            Kincaid, Cohen & Swanson, P.C.
/s/ MICHAEL BERNSTEIN                       800 North Charles Street
------------------------------              Suite 400
Daniel M. Lewis, Esquire                    Baltimore, Maryland 21201
Michael Bernstein, Esquire                  (410) 783-6092
Arnold & Porter
555 Twelfth Street, N.W.
Washington, D. C. 20044                     Counsel for Citicorp Real Estate,
(202) 942-5661                              Inc.

Counsel for the Official Unsecured
Creditors Committee of CRIIMI
MAE Inc.

/s/ DENNIS B. AUERBACH
-------------------------------
Michael St. Patrick Baxter, Esquire
Dennis B. Auerbach, Esquire
Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20044-7566
(202) 662-6000

Counsel for the Official Committee
of Equity Security Holders of
CRIIMI MAE Inc.



                  The foregoing Supplemental Stipulation and Consent Order is hereby SO ORDERED this 2nd day of April, 1999.

                                      /s/ DUNCAN W. KEIR
                                      --------------------------
                                      DUNCAN W. KEIR
                                      United States Bankruptcy Judge


cc:      Richard L. Wasserman, Esquire
         Venable, Baetjer and Howard, LLP
         1800 Mercantile Bank & Trust Bldg.
         2 Hopkins Plaza
         Baltimore, Maryland 21201

         Daniel M. Lewis, Esquire
         Michael Bernstein, Esquire
         Arnold & Porter
         555 Twelfth Street, N.W.
         Washington, D.C. 20044

         Michael St. Patrick Baxter, Esquire
         Dennis B. Auerbach, Esquire
         Covington & Burling
         1201 Pennsylvania Avenue, N.W.
         Washington, D.C. 20044-7566


                                       4

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         Harvey R. Miller, Esquire
         Judy G. Z. Liu, Esquire
         Weil, Gotshal & Manges, LLP
         767 Fifth Avenue
         New York, New York 10153

         Troy C. Swanson, Esquire
         Kincaid, Cohen & Swanson, P.C.
         800 North Charles Street
         Suite 400
         Baltimore, Maryland 21201

         Clifford J. White, III, Esquire
         Office of the United States Trustee
         6305 Ivy Lane
         Suite 600
         Greenbelt, Maryland 20770